UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

SCHEDULE 14C* (Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. ______)

SCHEDULE 14 C INFORMATION

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LAKE AREA CORN PROCESSORS, LLC
(Name of Registrant as Specified In Its Charter)

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Note: Where any item, other than Item 4, calls for information with respect to any matter to be acted upon at the meeting or, if no meeting is being held, by written authorization or consent, such item need be answered only with respect to proposals to be made by the registrant. Registrants and acquirees that meet the definition of "smaller reporting company" under Rule 12b-2 of the Exchange Act (§240.12b-2) shall refer to the disclosure items in Regulations S-K (§§229.10 through 229.1123 of this chapter) with specific attention to the scaled disclosure requirements for smaller reporting companies, if any. A Smaller reporting company may provide the information in Article 8 of Regulation S-X in lieu of any financial statements required by Item 1 of §240.14c-101.

LAKE AREA CORN PROCESSORS, LLC

46269 South Dakota Highway 34, P.O. Box 100
Wentworth, South Dakota 57075

NOTICE OF 2023 ANNUAL MEETING OF MEMBERS
To be held Tuesday, April 18, 2023
To our Members:

The 2023 annual meeting of members (the "2023 Annual Meeting") of Lake Area Corn Processors, LLC (the "Company") will be held on Tuesday, April 18, 2023 at Nicky's, 1407 NW 2nd Street, West Highway 34, Madison, South Dakota 57042. Lunch will begin at 12:00 p.m. local time. The 2023 Annual Meeting will follow lunch, and will commence at approximately 1:00 p.m. local time. The Company's board of managers (the "Board") encourages you to attend the meeting or to submit your ballot as set forth in the Notice.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF ANNUAL MEETING MATERIALS
FOR THE 2023 ANNUAL MEETING TO BE HELD ON TUESDAY, APRIL 18, 2023:

◦This communication presents only an overview of the more complete annual meeting materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the annual meeting materials before voting.
◦The information statement, ballot and annual report to members are available at http://www.dakotaethanol.com/lacp/.
◦If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy by calling our office at (605) 483-2676 or toll free at (888) 539-2676 or emailing Investor Relations at investor-relations@dakotaethanol.com or on our website at http://www.dakotaethanol.com/lacp/ on or before April 10, 2023, to facilitate timely delivery.

The purposes of the meeting are to: (1) Elect three managers to the Board; (2) Provide an advisory vote on the Company's executive compensation called a "Say-on-Pay"; (3) Provide an advisory vote on how frequently to hold the Say-on-Pay vote; and (4) Transact such other business as may properly come before the 2023 Annual Meeting or any adjournments thereof.

Only members listed on the Company's records at the close of business on March 9, 2023 are entitled to notice of the 2023 Annual Meeting and to vote at the 2023 Annual Meeting and any adjournments thereof. For your ballot to be valid, it must be RECEIVED by the Company no later than 5:00 p.m. local time on Monday, April 17, 2023 or must be presented in person at the 2023 Annual Meeting.

All members are cordially invited to attend the 2023 Annual Meeting in person. However, to assure the presence of a quorum, the Board requests that you promptly sign, date and return the ballot, whether or not you plan to attend the meeting. Ballots are available on the Company's website at http://www.dakotaethanol.com/lacp/ and may be printed by the members. No personal information is required to print a ballot. If you wish to revoke your ballot and execute a new ballot, you may do so by giving written notice to Rob Buchholtz, our Chief Financial Officer as provided in this Notice. You may fax the ballot to the Company at (605) 483-2681, mail it to us at P.O. Box 100, Wentworth, South Dakota 57075, or scan and e-mail the ballot to investor-relations@dakotaethanol.com.

By order of the Board of Managers,
/s/ Todd Brown
Chairman of the Board
Wentworth, South Dakota
March 9, 2023

Lake Area Corn Processors, LLC
46269 South Dakota Highway 34
P.O. Box 100
Wentworth, South Dakota 57075

Information Statement
2023 Annual Meeting of Members
Tuesday, April 18, 2023

The information statement and ballot were prepared by the board of managers of Lake Area Corn Processors, LLC (the "Company" or "Lake Area Corn Processors") for use at the 2023 annual meeting of members to be held on Tuesday, April 18, 2023 (the "2023 Annual Meeting"), and at any adjournment thereof. The 2023 Annual Meeting will be held at Nicky's, 1407 NW 2nd Street, West Highway 34, Madison, South Dakota 57042. Lunch will begin at 12:00 p.m. local time. The 2023 Annual Meeting will follow lunch, and will commence at approximately 1:00 p.m. local time. Distribution of this information statement and ballot is scheduled to begin on or about March 9, 2023. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:    Why did I receive this Information Statement?

A:    The board of managers of the Company (the "Board") is providing this information statement and ballot to enable you to vote at the 2023 Annual Meeting because you were a member of the Company at the close of business on March 9, 2023, the record date, and are entitled to vote at the meeting.

Q:    What am I voting on?

A:    At the 2023 Annual Meeting, the members will vote on the election of three managers to the Board, provide an advisory vote on the Company's executive compensation called a "Say-on-Pay" and provide an advisory vote on how frequently to hold the Say-on-Pay vote. Although the Board is not currently aware of any additional matters to be presented at the 2023 Annual Meeting, if other matters do properly come before the 2023 Annual Meeting, those present will vote on those matters if a quorum is present.

Q:    How many votes do I have?

A:    Each Class A member is entitled to one vote for each matter presented at the 2023 Annual Meeting, regardless of how many capital units the member owns. For the manager election, each open manager seat is considered a separate matter so members will be able to vote for three nominees.

Q:    What is the Say-on-Pay vote?

A:    The Say-on-Pay vote is an advisory vote by the Company's members whereby the member can either endorse or not endorse the Company's system of compensating its executive officers. While the Say-on-Pay vote is not binding on the Board, the Board intends to take the vote into consideration in making future compensation awards to the Company's executive officers. The Company may also use the Say-on-Pay vote to engage members in a dialogue regarding the Company's system of compensating its executive officers.

Q:     What is the advisory vote on how frequently the Company will present the Say-on-Pay vote to members?

A:    In addition to the Say-on-Pay vote discussed above, the Company is presenting the members the opportunity to provide input on how often the members would like to hold the Say-on-Pay vote. The members can choose whether they would like the Company to have the Say-on-Pay every year, every other year or every third year. While this vote is not binding on the Board, the Board intends to use the results of this vote to determine how frequently to present the Say-on-Pay vote at the Company's annual meetings.

Q:     What is the voting requirement to elect the managers and what is the effect of a withhold vote?

A:     In the election of managers, the three nominees receiving the greatest number of votes relative to the votes cast for their competitors will be elected, regardless of whether any individual nominee receives votes from a majority of the quorum. Members do not have cumulative voting rights. In the manager election, because managers are elected by plurality vote, withheld votes will not be counted either FOR or AGAINST any nominee. Withheld votes will be included when counting members to determine whether a sufficient number of the members are represented to establish a quorum.

Q:    What is the voting requirement for the Say-on-Pay vote and what is the effect of an abstention?

A:    The advisory vote on executive compensation called the Say-on-Pay vote will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST the proposal. A properly executed ballot marked ABSTAIN with respect to the proposal will not count FOR or AGAINST the proposal. Abstentions with respect to this proposal are counted for purposes of establishing a quorum.

Q:    What is the voting requirement for the advisory vote on how frequently to present the Say-on-Pay vote, and what is the effect of an abstention?

A:    The advisory vote on how frequently to present the Say-on-Pay vote to the members is a plurality vote, which means that the alternative that receives the greatest number of votes, compared to the votes cast for the other alternatives, will be the vote of the members. This advisory vote is not binding on the Board. However, the Board intends to use the results of this vote to determine how frequently to present the Say-on-Pay vote at the Company's annual meetings. A properly executed proxy card marked abstain with respect to this proposal will not be voted and will not count for or against any alternative. Abstentions with respect to this proposal are counted for purposes of establishing a quorum.

Q:    How many Class A Members are there?

A:    As of March 9, 2023, there were 29,620,000 Class A units outstanding and 1,063 Class A members of record. Since each Class A member is entitled to one vote, regardless of the number of units the member owns, there are 1,063 total votes available on any matter presented to the members.

Q:    What constitutes a quorum?

A:    The presence, either in person or through an absentee ballot, of ten percent (10%) of the Class A members constitutes a quorum. Based on the current number of Class A members, the presence of at least 106 members, either in person or through a properly executed ballot, would constitute a quorum. If you submit a properly executed ballot, you will be considered present at the 2023 Annual Meeting for the purpose of establishing a quorum.

Q:    Do I have dissenters or appraisal rights?

A:    Neither South Dakota law nor the Company's Third Amended and Restated Operating Agreement dated March 15, 2007, as amended (the "Operating Agreement") provide for dissenters rights or appraisal rights or any similar rights. Therefore, withholding your vote with respect to a nominee or proposal does not affect the availability of dissenters or appraisal rights or any similar rights.

Q:    How do I vote?

A:    You may vote at the 2023 Annual Meeting using only the following method:

•Ballot. You may cast your votes by executing a ballot for the 2023 Annual Meeting and submitting it to us prior to the 2023 Annual Meeting. We urge you to specify your choices by marking the appropriate boxes on your ballot for the 2023 Annual Meeting. After you have marked your choices, please sign and date the ballot and return it to us, either by mail at P.O. Box 100, Wentworth, South Dakota, 57075, fax it to us at (605) 483-2681 or

scan and e-mail the ballot to investor-relations@dakotaethanol.com. All ballots submitted by mail, email or fax must be RECEIVED by us by 5:00 p.m. local time on April 17, 2023.

•In person at the 2023 Annual Meeting. All members may present the ballot in person at the 2023 Annual Meeting to cast the member's vote.

Q:    What can I do if I change my mind after I send in my ballot?

A:    You may revoke your ballot by:

•Giving written notice of the revocation, which must be RECEIVED prior to 5:00 p.m. local time on April 17, 2023, to Rob Buchholtz, Chief Financial Officer, at our offices at P.O. Box 100, Wentworth, South Dakota, 57075 or by fax at (605) 483-2681; or

•Giving written notice of the revocation to Rob Buchholtz, Chief Financial Officer, at the commencement of the 2023 Annual Meeting.

Q:    What happens if I mark too few or too many boxes on the ballot?

A:    If you do not mark any choices on the ballot, then no nominee will receive your vote and your vote will not be counted with respect to either of the proposals. If you mark contradicting choices on your ballot, such as both FOR and WITHHOLD for a nominee, your vote related to the nominee for whom you marked contradicting choices will be disregarded. With respect to the Say-on-Pay proposals, if you mark contradicting choices on your ballot, such as both FOR and AGAINST Proposal Two or multiple options for Proposal Three, your vote with respect to the proposal for which you marked contradicting choices will be invalid and will not be counted for that proposal. However, all properly executed ballots will be counted for the purpose of determining whether a quorum is present at the meeting.

Q:    Who can attend the 2023 Annual Meeting?

A:    All members as of the close of business on the record date, and their immediate families, may attend the 2023 Annual Meeting.

Q:    What is the record date for the 2023 Annual Meeting?

A:    March 9, 2023.

Q:    Who will count the vote at the 2023 Annual Meeting?

A:    All votes will be tabulated by Rob Buchholtz and Andrew Pier, who were appointed Election Inspectors by the Board.

YOUR VOTE IS IMPORTANT. PLEASE PRINT, COMPLETE, SIGN AND RETURN YOUR BALLOT NO LATER THAN 5:00 P.M. LOCAL TIME ON MONDAY, APRIL 17, 2023 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

PROPOSAL ONE

ELECTION OF MANAGERS

The Board is comprised of seven managers. The Board is divided into three groups, with each group serving three-year staggered terms. Three managers will be elected by the members at the 2023 Annual Meeting, and the terms of the remaining managers expire in either 2024 or 2025. Below is a chart showing when each manager's term expires:

2023	Wayne Backus Todd Brown Marty Thompson
2024	Ronald Alverson Randy Hansen
2025	Rick Kasperson Dave Wolles

The Board has recommended as nominees for election at the 2023 Annual Meeting: Wayne Backus, Todd Brown and Marty Thompson. Each of the nominees was recommended by members of the Company to the nominating committee. The nominating committee nominated each of the manager nominees. The following table contains certain information with respect to the nominees for election to the Board at the 2023 Annual Meeting:

Name and Principal Occupation	Age	Year First Became a Manager	Term Expires If Elected
Wayne Backus, Business Owner	71	2014	2026
Todd Brown, Farmer	57	1999	2026
Marty Thompson, Farmer	48	2014	2026

Information About Nominees

Each of the manager nominees satisfy the definition of independence under NASDAQ Rule 5605(a)(2). We determined the independence of our manager nominees by looking at their business, familial and social relationships as they relate to the Company, including any contracts or other agreements that the nominees may have with the Company. We have determined that the corn delivery agreements that certain of our members have, including the manager nominees, do not affect the independence of our manager nominees as corn deliveries are based on prices generally available to all of our members. Each of our manager nominees can be reached at the address of the Company: 46269 South Dakota Highway 34, P.O. Box 100, Wentworth, South Dakota 57075.

Wayne Backus, Incumbent Manager and Nominee - Age 71. Mr. Backus has owned Wayne's Repair since 1974. Mr. Backus graduated from Chester High School. Mr. Backus and his wife Bonnie have three grown children and ten grandchildren. Mr. Backus is a member of Our Savior Lutheran Church where he is a trustee. Mr. Backus is also the Secretary and Treasurer of the Wentworth Development Corp., and he was involved in the steering committee that worked to bring Dakota Ethanol to the area. Mr. Backus is also a former member of the Wentworth Fire Department and has been certified as a state fire service instructor since 1985. Mr. Backus has been a member of the Board since our 2014 annual meeting. Mr. Backus serves on our audit and compensation committees. Mr. Backus also serves on the board of managers of Dakota Ethanol, L.L.C., our wholly-owned subsidiary. Mr. Backus was selected as a nominee based on his business and ethanol experience along with his prior involvement with the Company. Mr. Backus has consented to serve on the Board if he is elected.

Todd Brown, Incumbent Manager, Chairman and Nominee- Age 57. Since 1983, Mr. Brown has been the owner/operator of a farming operation in Dell Rapids, South Dakota. Mr. Brown oversees the day-to-day business of the farm. Mr. Brown graduated from St. Mary's High School in Dell Rapids, South Dakota in 1983. Mr. Brown was employed by Sweetman Construction in 1982 and LG Everist in 1983. Mr. Brown and his wife Michelle have three children: Eric, Chelsey, and Mitchell. Mr. Brown is an active volunteer at St. Mary's School and St. Mary's Catholic Church and is an officer of the St. Mary's 400 Club. Mr. Brown's farming operation consists of a corn and soybean rotation as well as hay production for his cow calf operation. Mr. Brown is a member of the American Corn Growers Association, National Farmers Organization, the South Dakota Cattlemen's Association and the American Coalition for Ethanol. Mr. Brown has been a member of the Board since our inception. Mr. Brown serves on our audit and compensation committees. Mr. Brown serves as Chairman at the pleasure of the Board or until his earlier resignation or removal. Mr. Brown also serves on the board of managers of Dakota Ethanol, L.L.C., our wholly-owned subsidiary. Mr. Brown was selected as a nominee based on his agricultural, business and ethanol experience along with his prior involvement with the Company. Mr. Brown has consented to serve on the Board if he is elected.

    Marty Thompson, Incumbent Manager and Nominee - Age 48. Since 2002, Mr. Thompson has been self-employed as a farmer and a Pioneer Seed salesman since 2003. Prior to commencing his career in farming and seed sales, Mr. Thompson was in the United States Army. Mr. Thompson attended Dakota State University where he graduated with a Bachelor of Business in Management Information Systems. Mr. Thompson has served on various boards since completing his college education. Mr. Thompson has been a member of the Board since our 2014 annual meeting. Mr. Thompson serves on our audit and compensation committees. Mr. Thompson also serves on the board of managers of Dakota Ethanol, L.L.C., our wholly-owned subsidiary. Mr. Thompson was selected as a nominee based on his agricultural, business and ethanol experience along with his prior involvement with the Company. Mr. Thompson has consented to serve on the Board if he is elected.

Required Vote

    In the election of managers, the three nominees receiving the greatest number of votes relative to the votes cast for their competitors will be elected, regardless of whether any individual nominee receives votes from a majority of the quorum. Members do not have cumulative voting rights. In the manager election, because managers are elected by plurality vote, withheld votes will not be counted either FOR or AGAINST any nominee. Withheld votes will be included when counting members to determine whether a sufficient number of the members are represented to establish a quorum.

Information About Non-nominee Managers

This section contains certain information with respect to the members of the Board who are not nominees for election at the 2023 Annual Meeting. All of the non-nominee managers satisfy the definition of independence under NASDAQ Rule 5605(a)(2). We determined the independence of our non-nominee managers by looking at their business, familial and social relationships as they relate to the Company, including any contracts or other agreements that the managers may have with the Company. Each of the Company's non-nominee managers can be reached at the address of the Company: 46269 South Dakota Highway 34, P.O. Box 100, Wentworth, South Dakota 57075.

Ronald Alverson, Manager - Age 71. Mr. Alverson graduated from Chester High School in 1970 and from South Dakota State University in 1974 with a Bachelor of Science degree in agronomy. He farmed near Chester after college graduation and retired in 2016. Mr. Alverson was a founding member and past president of the South Dakota Corn Grower's Association and a past board member of the National Corn Grower's Association. He is also a past President of the American Coalition for Ethanol and currently serves as its Treasurer. Mr. Alverson has served on the Board since our inception and is currently on the audit committee. Mr. Alverson also serves on the board of managers of Dakota Ethanol, L.L.C., our wholly-owned subsidiary.

    Randy Hansen, Secretary, Manager - Age 64. Since 1980, Mr. Hansen has been a partner in Longacre Farms, Inc., a 1,800 acre farm producing corn, soybeans and hay. Mr. Hansen also manages a background to finish feedlot with a 1,000 head capacity. Mr. Hansen graduated from South Dakota State University in 1980 with a Bachelor of Science degree in Agriculture Engineering. Mr. Hansen was elected to the Chester Area school board in 1986 where he served 15 years. Mr. Hansen is also a member of the South Dakota Corn Growers Association. Mr. Hansen was first elected to the Board at our 2006 annual meeting. Mr. Hansen serves on our audit and nominating committees. Mr. Hansen has served as our Secretary since 2007, and he will continue to serve as Secretary at the pleasure of the Board or until his earlier resignation or removal. Mr. Hansen also serves on the board of managers of Dakota Ethanol, L.L.C., our wholly-owned subsidiary.

Rick Kasperson, Vice-Chairman and Manager - Age 66. Mr. Kasperson is retired from farming in the Sinai, South Dakota area. The farming operation consisted of corn and soybeans. Mr. Kasperson graduated from South Dakota State University in May of 1979 with a degree in in Ag Engineering. Mr. Kasperson was a director of the South Dakota Corn Growers Association. He served as president for one year and as chairman of the board for two years. Mr. Kasperson was first elected to the Board at our 2007 annual meeting. Mr. Kasperson will continue to serve as Vice-Chairman at the pleasure of the Board or until his earlier resignation or removal. Mr. Kasperson also serves on the board of managers of Dakota Ethanol, L.L.C., our wholly-owned subsidiary. Mr. Kasperson serves on our audit committee.

Dave Wolles, Treasurer and Manager - Age 60. Since 1984, Mr. Wolles has been self-employed as a farmer in Dell Rapids, South Dakota. Mr. Wolles graduated from Dell Rapids St. Mary's High School in 1980 and South Dakota State University in 1984. Mr. Wolles is also the financial secretary for the local Catholic Order of Foresters and the treasurer of Burk Township in Minnehaha County. Mr. Wolles was first elected to the Board at our 2010 annual meeting. Mr. Wolles also serves on the board of managers of Dakota Ethanol, L.L.C., our wholly-owned subsidiary. Mr. Wolles serves on our audit committee and will serve as Treasurer at the pleasure of the Board or until his earlier resignation or removal.

EXECUTIVE OFFICERS AND MANAGEMENT

Executive Officers of Lake Area Corn Processors, LLC

Our executive officers are set forth below.  Our officers will hold their positions indefinitely at the pleasure of the Board until their earlier resignation or removal. Each of the executive officers can be reached at the Company's address, 46269 South Dakota Highway 34, P.O. Box 100, Wentworth, South Dakota 57075.

Scott Mundt, Chief Executive Officer - Age 61. Mr. Mundt has been the General Manager of Dakota Ethanol, L.L.C., our wholly-owned subsidiary, since 2006 and was employed by Dakota Ethanol as a transition coordinator in 2005. Mr. Mundt has been our Chief Executive Officer since August 2007. Prior to his positions with Dakota Ethanol, Mr. Mundt was the Vice President of Manufacturing for Fey Industries. Mr. Mundt managed the day-to-day operations of Fey Industries and approximately 200 employees. Mr. Mundt currently serves on the board of directors of our ethanol marketer Renewable Products Marketing Group, LLC, a private company, Guardian Energy Management, LLC, a private company, and Guardian Hankinson, LLC, representing the Company's investment, Ring-neck Energy & Feeds, LLC, a private company, and the Renewable Fuels Association. Mr. Mundt is employed by Dakota Ethanol pursuant to an employment agreement. The employment agreement with Mr. Mundt is for "at will" employment and may be terminated by either party at any time.

Rob Buchholtz, Chief Financial Officer - Age 52. Mr. Buchholtz has been employed as the Controller of Dakota Ethanol, L.L.C., our wholly-owned subsidiary, since 2001. Mr. Buchholtz has been our Chief Financial Officer since August 2007. Prior to his employment with Dakota Ethanol, Mr. Buchholtz worked in public accounting for 8 years. Mr. Buchholtz does not have an employment agreement. Mr. Buchholtz will continue his employment with the Company until his earlier resignation or removal.

    Paul Geraets, Commodity Manager - Age 52. Mr. Geraets has been employed as the Commodity Manager of Dakota Ethanol, L.L.C., our wholly-owned subsidiary, since 2001. Prior to his employment with Dakota Ethanol, Mr. Geraets worked for Cargill as an elevator and agronomy facility manager for 8 years. Mr. Geraets does not have an employment agreement. Mr. Geraets will continue his employment with the Company until his earlier resignation or removal.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION CALLED SAY-ON-PAY

We believe that our compensation policies and procedures are reasonable based on the size and complexity of the Company and are strongly aligned with the long-term interests of our members. Congress passed a law that requires publicly reporting companies to present to their members an advisory vote on the Company's executive compensation program. We urge you to read the "EXECUTIVE COMPENSATION" section of this information statement, including the Company's Compensation Discussion and Analysis section, for details on the Company's executive compensation, including the Company's compensation philosophy and objectives and the 2023 compensation of our executive officers. This advisory member vote, commonly known as "Say-on-Pay," gives you as a member the opportunity to endorse or not endorse our executive officer compensation program and policies through the following resolution:

"RESOLVED, that the members endorse the compensation of the Company's executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained under the caption "EXECUTIVE COMPENSATION" of this information statement."

Because your vote is advisory, it will not be binding on the Board. However, the Board will take into account the outcome of the vote when considering future executive compensation arrangements. We believe the "Say-on-Pay" proposal demonstrates our commitment to achieving a high level of total return for our members.

Required Vote

This proposal will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST the proposal, regardless of whether either alternative receives a vote from a majority of the members represented at the 2023 Annual Meeting.

THE BOARD RECOMMENDS THAT YOU VOTE FOR ENDORSEMENT OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS.

PROPOSAL THREE

FREQUENCY OF THE SAY-ON-PAY VOTE

The Company is presenting the following proposal, which gives you as a member the opportunity to inform the Company as to how often you would like the Company to include a proposal, similar to Proposal Two, in our information statement. This resolution is required pursuant to Section 14A of the Securities Exchange Act. While the Board intends to carefully consider the member vote resulting from this proposal, the final vote will not be binding on the Company and is advisory in nature.

"RESOLVED, that the members wish the Company to include an advisory vote on the compensation of the Company's executive officers pursuant to Section 14A of the Securities Exchange Act every: (i) year; (ii) two years; or (iii) three years."

Required Vote

The alternative that receives the greatest number of votes compared to the other alternatives, regardless of whether any alternative receives a vote from a majority of the members represented at the 2023 Annual Meeting, shall be the vote of the members.

THE BOARD RECOMMENDS THAT YOU VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY) EVERY THREE YEARS.

Board of Managers of Dakota Ethanol, L.L.C.

Lake Area Corn Processors, LLC owns Dakota Ethanol, L.L.C. ("Dakota Ethanol") as a wholly-owned subsidiary. Dakota Ethanol owns and operates a 90 million gallon per year ethanol plant in Wentworth, South Dakota, which produces ethanol, distillers grains and corn oil. Dakota Ethanol's board of managers consists of seven individuals. Lake Area Corn Processors elects all seven members of Dakota Ethanol's board of managers. These managers are elected annually by the Board of Lake Area Corn Processors.  The Company selected Ronald Alverson, Wayne Backus, Todd Brown, Randy Hansen, Rick Kasperson, Marty Thompson and Dave Wolles, the biographical information for each is provided above, to represent the Company on Dakota Ethanol's board of managers.

Officers of Dakota Ethanol, L.L.C.

The officers of Dakota Ethanol are Todd Brown, Chairman; Rick Kasperson, Vice-Chairman; Randy Hansen, Secretary; and Dave Wolles, Treasurer.  Scott Mundt, Rob Buchholtz and Paul Geraets are employees and executive officers of Dakota Ethanol. Detailed information about all officers of Dakota Ethanol can be found above under "Information About Nominees," "Information About Non-Nominee Managers" and "Executive Officers of Lake Area Corn Processors, LLC."

Board Leadership Structure and Role In Risk Oversight

The Company is managed by a Chief Executive Officer that is separate from the Chairman of the Company's Board. The Board has determined that its leadership structure is effective to create checks and balances between the executive officers of the Company and the Board. The Board is actively involved in overseeing all material risks that face the Company. The Board administers its oversight functions by reviewing the operations of the Company and by overseeing the executive officers' management of the Company.

Policy Regarding Employee, Officer and Manager Hedging

    We do not have a policy prohibiting our managers, officers or employees from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of the Company's membership units held by such persons.  As a limited liability company, we are required to restrict the transfers of our membership units in order to preserve our partnership tax status. Our membership units may not be traded on any established securities market or readily traded on a secondary market (or the substantial equivalent thereof). Because there is no public market for our units, it is the view of the Board that such a policy is unnecessary.

BOARD OF MANAGERS' MEETINGS AND COMMITTEES
The Board generally meets on a bi-monthly schedule. The Board held five regular meetings and two special meetings during the fiscal year ended December 31, 2022. Each manager attended at least 75% of the meetings of the Board during the fiscal year ended December 31, 2022.

The Board does not have a formalized process for holders of units to send communications to the Board. The Board believes this is reasonable given the accessibility of our managers. Members who wish to communicate with the Board are free to do so by contacting a manager via our website, fax, phone or in writing. The names of our managers are listed on our website at http://www.dakotaethanol.com/lacp/.

The Board does not have a policy with regard to managers' attendance at annual meetings. Last year, all of our managers attended the annual meeting. Due to this high attendance record, it is the view of the Board that such a policy is unnecessary.

Manager Independence

    During our 2023 fiscal year, all of our managers and manager nominees were independent, as defined by NASDAQ Rule 5605(a)(2). In evaluating the independence of our managers and nominees, we considered the following factors as set forth in NASDAQ Rule 5605(a)(2): (i) the business relationships of our managers and nominees; (ii) positions our managers and nominees hold with other companies; (iii) family relationships between our managers and nominees and other individuals involved with the Company; (iv) transactions between our managers and nominees and the Company; and (v) compensation arrangements between our managers and nominees and the Company.

Audit Committee

The Board has a standing audit committee which includes each of the Company's managers. The primary duties and responsibilities of the Audit Committee are to: (i) monitor the integrity of our financial reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance; (ii) appoint, compensate, retain and monitor the independence and qualifications of our independent registered public accounting firm; (iii) monitor the performance of our internal audit function and independent registered public accounting firm; and (iv) prepare an audit committee report to be included in our annual information statement.

The audit committee of the Board operates under a charter adopted by the Board, a copy of which is posted on our website at http://www.dakotaethanol.com/lacp/. Under the charter, the audit committee must have at least three members. The Board appointed Ronald Alverson, Wayne Backus, Todd Brown, Randy Hansen, Rick Kasperson, Marty Thompson, and Dave Wolles to serve on the audit committee. The chairperson of the audit committee is Mr. Alverson. The audit committee held five meetings during our fiscal year ended December 31, 2022. All of our audit committee members attended at least 75% of the audit committee meetings.
The audit committee is exempt from the independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, each member of our audit committee is independent within the definition of independence provided by NASDAQ rules 5605(a)(2) and 5605(c)(2).

The Board has determined that we do not currently have an audit committee financial expert serving on our audit committee. We do not have an audit committee financial expert serving on our audit committee because no member of the Board has the requisite experience and education to qualify as an audit committee financial expert as defined in Item 401 of Regulation S-K, and the Board has not yet created a new manager position expressly for this purpose. The Board intends to consider such qualifications in future nominations to the Board and appointments to the audit committee.

Audit Committee Report
The audit committee delivered the following report to the Board on March 9, 2023. The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report by reference in any such document.

The audit committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements to Public Company Accounting Oversight Board standards. The committee reviewed and discussed with management our audited financial statements as of and for the fiscal year ended December 31, 2022. The committee has discussed with RSM US LLP, our independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The committee has received from the independent registered public accounting firm written disclosures regarding the auditors' independence required by Public Company Accounting Oversight Board and the Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm, the independent registered public accounting firm's independence. The committee has considered whether the provision of services by RSM US LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in our Forms 10-Q are compatible with maintaining RSM US LLP's independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements referred to above be included in our annual report on Form 10-K for the fiscal year ended December 31, 2022.

Audit Committee
Ronald Alverson, Chairman
Wayne Backus
Todd Brown
Randy Hansen
Rick Kasperson
Marty Thompson
Dave Wolles

Independent Registered Public Accounting Firm

The audit committee selected RSM US LLP as our independent registered public accountants for the fiscal year January 1, 2023 to December 31, 2023. The Board will pass along any questions the members may have for the auditors to RSM US LLP.

    RSM US LLP has served as the Company's independent registered public accounting firm since 2007. In support of the reappointment of RSM US LLP as the Company's independent registered public accounting firm, the audit committee considered the following factors:

•The firm's independence, objectivity and professional skepticism.
•The firm's compliance with the SEC requirement to rotate the lead engagement partner and concurring review partner every five years.
•Quality of services provided.
•Quality of communication and interaction with the firm.
•A review of the firm's most recent Public Company Accounting Oversight Board inspection report.
•Audit and non-audit fees.

Audit Fees

    During the period covering the fiscal years ended December 31, 2022 and 2021, RSM US LLP performed the following professional services:

Description	2022	2021
Audit Fees (1)	$152,226	$140,627
Audit-Related Fees	$—	$—
Tax Fees (2)	$221,005	$166,483
All Other Fees	$8,161	$16,302

(1)    Audit fees to consist of fees for professional services rendered for the audit of the Company's financial statements, review of the 10-K filing, and review of the financial statements included in the Company's quarterly reports. These fees include sales tax of 4.5%.
(2)    Tax fees relate primarily to professional services rendered in connection with research and development studies, Second Generation Biofuel Producer credit, Fed Tax-Disaster Employee Retention Credit, preparation of the Company's corporate income tax return and related tax planning and tax advice. These fees include sales tax of 4.5%.

The Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by the independent registered public accounting firm to the Company. Prior to engagement of the principal independent registered public accountants to perform audit services for us, the independent registered public accounting firm was pre-approved by our audit committee pursuant to our policy requiring such approval. One hundred percent (100%) of all audit services, audit-related services, tax-related services and other fee services were pre-approved by our audit committee.

Nominating Committee

The nominating committee oversees the identification, evaluation and recommendation of individuals qualified to be managers. The major responsibilities of the nominating committee are to:

•Develop a nomination process for candidates for the Board;
•Establish criteria and qualifications for membership on the Board;
•Identify candidates to fill positions on the Board;
•Recommend candidates for vacancies on the Board; and
•Recommend to the Board candidates for election or reelection.

The nominating committee operates under a charter adopted by the Board, a copy of which can be found on our website at www.dakotaethanol.com/lacp/. The nominating committee met one time following the end of our 2022 fiscal year and all members of the nominating committee attended at least 75% of the meetings. The nominating committee is currently comprised of two of our members and one non-member, one of whom currently serves on the Board. During our 2022 fiscal year, the nominating committee consisted of Paul Geraets, Rob Buchholtz, and Randy Hanson. The nominating committee is exempt from the independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, each member of the nominating committee is independent pursuant to NASDAQ Rule 5605(a)(2). The Board approves and accepts the nominations that are made by the nominating committee.

Nomination Process

The nominating committee generally identifies potential candidates to the Board using two methods. First, the nominating committee solicits Class A members annually to submit nominations to the nominating committee. Second, the nominating committee attempts to solicit individuals whom it believes would make good candidates in light of specific qualities, skills or needs of the Board. Each of the nominees for the 2023 Annual Meeting was identified through a solicitation of names from the members of the Company.

Before the nominating committee approves and recommends any person for nomination, the person must meet certain minimum qualifications. The person must have no criminal record or disciplinary history pertaining to certain specified acts or events; the person must be "independent" as defined by the SEC and NASDAQ, except that a person is not prohibited from serving if he or she receives payment from us for the delivery and sale of corn; the person must satisfactorily complete a nomination application that requests certain personal background information, including employment history, educational background and community or organization involvement; and the person must possess certain general qualities including superb ethics, loyalty and commitment, a willingness to act on and be accountable for decisions, an ability to analyze and communicate effectively, and an ability to work well with others. The nominating committee does not have a formal process for considering diversity in making nominations for the manager election. The nominating committee believes this is reasonable because the members are involved in choosing the individuals who will be considered by the nominating committee.

In preparation for the 2023 Annual Meeting, the nominating committee actively solicited members to submit nominations to the Board. The committee also posted a notice on the Company's website soliciting member interest in running for the open manager seats. The nominating committee received a total of three nominations from the members, each of whom were nominated by the nominating committee to stand for election at the 2023 Annual Meeting. Detailed information about each nominee is provided above in the "Information about Nominees" section. The Company does not have a formal policy regarding accepting nominations from the members, however, the Company feels this is appropriate since the nominating committee actively solicits the members for potential nominees each year.

Compensation Committee

    Our compensation committee is comprised of Marty Thompson (Chairman), Wayne Backus, and Todd Brown. The compensation committee is exempt from the independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, each member of the compensation committee is independent pursuant to NASDAQ Rule 5605(a)(2). Our compensation committee held one meeting during our 2022 fiscal year and each member of the compensation committee attended at least 75% of the compensation committee meetings. Our compensation committee makes compensation decisions related to the compensation of our Chief Executive Officer, Scott Mundt. The compensation committee reviews the compensation of our Chief Executive Officer annually. Mr. Mundt is compensated based on the terms of his employment agreement described below. Our compensation committee delegates the responsibility for setting the compensation of our other employees, including Rob Buchholtz, our Chief Financial Officer, to Mr. Mundt. The compensation committee does not use compensation consultants or other persons in setting the compensation of our executive officers.

Our compensation committee operates under a charter. A copy of the compensation committee charter is posted on our website at www.dakotaethanol.com/lacp/.

Compensation Committee Interlocks and Insider Participation

    None of the members of the executive compensation committee is or has been an employee of the Company. There are no interlocking relationships between our Company and other entities that might affect the determination of the compensation of our executive officers.

SUMMARY COMPENSATION TABLE

The following table sets forth all the compensation paid by us to our Chief Executive Officer, our Chief Financial Officer and our commodity manager during the fiscal years ended December 31, 2022, 2021 and 2020.

Name and Principal Position	Fiscal Year	Salary	Bonus	All Other Compensation(1)	Total
Scott Mundt	2022	$270,916	$180,146	$1,860	$452,922
Chief Executive Officer	2021	$258,015	$199,960	$1,860	$459,835
	2020	$250,500	$46,394	$1,860	$298,754
Rob Buchholtz	2022	$175,557	$33,190	$1,860	$210,607
Chief Financial Officer	2021	$169,097	$32,462	$1,860	$203,419
	2020	$168,654	$14,216	$1,860	$184,730
Paul Geraets	2022	$154,533	$30,190	$1,860	$186,583
Commodity Manager	2021	$148,532	$29,252	$1,860	$179,644
	2020	$147,969	$11,216	$1,860	$161,045
(1) Other compensation includes items such as any pension plan payments, 401(k) matching in excess of what is provided to other employees, health insurance or benefits reimbursed at a rate in excess of what is provided to other employees, death benefits or life insurance reimbursements greater than that provided to other employees, deferred compensation, tax gross-ups, or other personal benefits or property provided by the Company.

Other than our Chief Executive Officer, Chief Financial Officer, and Commodity Manager, no officer or other employee received compensation in excess of $100,000 during any of our fiscal years ended December 31, 2022, 2021 and 2020. Mr. Mundt has discretion to set the compensation of our Chief Financial Officer, Mr. Buchholtz, and our Commodity Manager, Mr. Geraets. The Board sets the compensation that is paid to the managers for their services as managers. We have not issued, either directly, or as part of a long-term incentive plan, any options or stock appreciation rights or any other equity-based compensation to any executive officer or manager.

Our Chief Executive Officer, Mr. Mundt, has an employment agreement with the Company dated January 1, 2009. The employment agreement provides for a base salary and a performance based bonus of 0.5% of adjusted earnings, subject to a cap. In April 2015, the cap on Mr. Mundt's performance based bonus was increased to 65% of his base salary and a compensation component of 0.5% of distributions received from outside investments was added. The adjusted earnings that are used to determine the performance based bonus is our gross earnings calculated before deductions for interest expense, income taxes, depreciation and amortization, and without including any governmental incentive income as determined using Generally Accepted Accounting Principles applied on a consistent basis. This performance based bonus is calculated using our financial statements prepared for our SEC reporting obligations. In 2022, Mr. Mundt's base salary was increased to $270,916.

The employment agreement calls for at will employment which can be terminated by either us or Mr. Mundt at any time, without cause or notice. However, if we terminate Mr. Mundt's employment without cause, Mr. Mundt is entitled to a severance package of six months of his base salary. If Mr. Mundt is terminated for cause, he does not receive any severance. Further, if we experience a change in control, Mr. Mundt is entitled to an additional payment. On a change in control of the Company, where the compensation paid is equal to or greater than 150% of our book value, Mr. Mundt is entitled to receive three times his annual base salary. If a change in control occurs and the compensation paid for the Company is less than 150% of our book value, Mr. Mundt is entitled to one times his annual base salary. Mr. Mundt also receives full payment of his health insurance, dental insurance and short term disability insurance.
CEO Pay Ratio
As a result of rules adopted by the SEC, we are disclosing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer for the fiscal year ended December 31, 2022:

•The median of the annual total compensation of all of our employees (excluding the Chief Executive Officer) was $75,173.
•The annual total compensation of our Chief Executive Officer, as reported on our Summary Compensation Table, was $452,922.
•Based on this information, the ratio of our Chief Executive Officer's annual total compensation to our median employee was 6.03:1.00.
    Our employee population as of December 31, 2022 (the date we selected to identify our median employee), consisted of 43 individuals, with all of these individuals located in the United States. We identified our median employee based on the annual total compensation paid during the fiscal year ended December 31, 2022, calculated consistent with the disclosure requirements of executive compensation under Item 402(c)(2)(x) of Regulation S-K.

    In addition, for purposes of reporting the ratio of annual total compensation of the Chief Executive Officer to the median employee, both the Chief Executive Officer and median employee’s total compensation paid during the fiscal year ended December 31, 2022, were calculated consistent with the disclosure requirements of executive compensation under Item 402(c)(2)(x) of Regulation S-K. The Company has not made any of the adjustments permissible by the SEC, nor have any material assumptions or estimates been made to identify the median employee or to determine annual total compensation.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objective

    We pursue a compensation objective that allows for maximum transparency to our members and allows for performance based compensation. We only provide for cash compensation, either in the form of base salaries or cash performance bonuses. Pursuant to his contract, Mr. Mundt receives a cash bonus based on our adjusted earnings which we believe ties his compensation to our financial performance which aligns our Chief Executive Officer's bonus with our members' goal of increasing net income. We do not have any unit option or equity-based compensation or stock appreciation right compensation. We only have one employment agreement and that is with Mr. Mundt. The Board makes executive compensation decisions based on market rates for similarly qualified individuals in our industry and strives to provide comparable compensation to other companies in our industry. The Board considered the members' approval in 2020 of the Company's executive compensation program called the "Say-on-Pay" in reviewing its system of compensating the Company's executive officers.

    We compensate members of the Board at a fixed rate based on the number of meetings each attends and for certain out of pocket expenses. Members of our Board do not receive any additional performance based compensation including any stock options or stock appreciation rights.

    We believe that the performance based bonus we pay to Mr. Mundt is important in order to encourage the efficient operation of the ethanol plant and to institute accountability between performance and compensation for Mr. Mundt. In addition to the performance based cash bonus Mr. Mundt receives, all of our other employees receive an annual cash bonus equal to one percent of the net income of our plant. This cash bonus is split equally among all qualifying employees who have been employed at the ethanol plant for at least six months, which includes our Chief Financial Officer, Rob Buchholtz, and Commodity Manager, Paul Geraets. We believe that this cash bonus compensation provides an incentive to our employees to operate the ethanol plant in an efficient manner and ties bonus compensation to the performance of our ethanol plant. Mr. Mundt has discretion to increase the bonus payable to certain of our employees, including our Chief Financial Officer and Commodity Manager, and the Board has discretion to increase the bonus payable to Mr. Mundt.

    The fact that we only have one employment contract and do not offer any option or stock appreciation based compensation allows us to control the level of our compensation on a year to year basis. We only compensate our employees, managers and executive officers based on cash awards and will not therefore have to make any future compensation payments for previous years' activities. This allows us to tie our compensation to the year when the services were rendered and our ethanol plant's performance in that year. The sole compensation agreement we have with Mr. Mundt provides for compensation at a fixed rate and a fixed bonus percentage.

Tax Effects of Compensation

    None of our executive officers, managers, or employees receives compensation in excess of $1,000,000, and therefore we anticipate the entire amount of our compensation is deductible as a business expense. Certain large executive compensation awards are not tax deductible by companies making such awards. None of our compensation arrangements are likely to reach this cap in the foreseeable future.

Compensation Committee Report

The compensation committee delivered the following report to the Board on March 9, 2023. The following report of the compensation committee shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report by reference in any such document.

The compensation committee reviews our compensation process. The committee reviewed and discussed with management our compensation discussion and analysis as of and for the fiscal year ended December 31, 2022. Based on the reviews and discussions referred to above, the compensation committee recommended to the Board that the compensation discussion and analysis referred to above be included in our information statement for the fiscal year ended December 31, 2022.

Compensation Committee
Marty Thompson, Chairman
Todd Brown
Wayne Backus

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the current beneficial ownership of our capital units as of March 9, 2023, both in terms of equity and voting interests, by members of the Board, executive officers and nominees to the Board. No person, including any group, is known to be the beneficial owner of more than 5% of our capital units. Except as indicated by footnote, a person named in the table below has sole voting and sole investment power for all units beneficially owned by that person.

Title of Class	Name and Address(1) of Beneficial Owner	Amount and Nature of Beneficial Ownership (Units)	Equity Percent of Class	Voting Percent of Class
Class A Units	Ronald Alverson, Manager	338,250	1.1%	*
Class A Units	Wayne Backus, Manager and Nominee(2)	92,000	*	*
Class A Units	Todd Brown, Chairman, Manager and Nominee(3)	386,500	1.3%	*
Class A Units	Rob Buchholtz, CFO	—	—	—
Class A Units	Paul Geraets, Commodity Manager(4)	11,000	*	*
Class A Units	Randy Hansen, Manager	65,000	*	*
Class A Units	Rick Kasperson, Manager(5)	175,000	*	*
Class A Units	Scott Mundt, CEO(6)	90,000	*	*
Class A Units	Marty Thompson, Manager and Nominee	22,000	*	*
Class A Units	Dave Wolles, Manager	140,000	*	*
	All managers, officers and nominees as a group	1,319,750	4.5%	*
* Equals less than 1% of the class.
(1) Addresses for the managers and nominees listed above are set forth under "Information About Nominees" or "Information About Non-nominee Managers."
(2) Mr. Backus owns these 92,000 units jointly with his wife, with shared investment and voting power.
(3) Mr. Brown owns 376,500 units jointly with his wife, with shared investment and voting power. Mr. Brown beneficially owns 10,000 units which are owned by his wife individually.
(4) Mr. Geraets beneficially owns the 11,000 units through an IRA.
(5) Mr. Kasperson owns these 175,000 units jointly with his wife, with shared investment and voting power.
(6) Mr. Mundt owns these 90,000 units jointly with his wife, with shared investment and voting power.

BOARD OF MANAGERS COMPENSATION

During our 2022 fiscal year, our managers were reimbursed for mileage and actual expenses of attending Board and committee meetings and were provided a per diem fee for services performed on our behalf in the amount of $200 for each regular Board meeting, plus a monthly communications allowance of $25. In addition, all committee members receive a per diem fee of $100 for each special or committee meeting attended. Effective as of July 1, 2017, the managers also receive a monthly stipend of $500. The managers also receive the same membership benefits as other members receive in proportion to their membership interests in the Company.

The table below shows the compensation paid to each of our managers for the fiscal year ended December 31, 2022.

		Annual Compensation
Name	Fiscal Year	Fees Earned or Paid in Cash	All Other Compensation(1)	Total Compensation
Ronald Alverson	2022	$9,500.00	$330.45	$9,830.45
Wayne Backus	2022	$8,600.00	$326.93	$8,926.93
Todd Brown	2022	$10,100.00	$536.94	$10,636.94
Randy Hansen	2022	$8,800.00	$357.60	$9,157.60
Rick Kasperson	2022	$8,500.00	$588.00	$9,088.00
Marty Thompson	2022	$8,800.00	$443.60	$9,243.60
Dave Wolles	2022	$9,400.00	$460.17	$9,860.17
(1) Other compensation includes a $300 communications allowance, and travel expenses.

DELINQUENT SECTION 16(a) REPORTS

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our officers and managers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, managers and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our officers and managers, all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    None of the individual managers or nominees to the Board or executive officers, have entered into, or anticipate entering into, any contractual or other transactions between themselves, Dakota Ethanol or the Company, except for corn delivery agreements identical to those provided to other members.

    Pursuant to the Operating Agreement, we may enter into relationships and agreements with certain related parties so long as a majority of disinterested managers approve the relationship or agreement. The Operating Agreement requires any agreements we have with our members to be on terms no less favorable than we could receive from a disinterested third party. We have no formal written policy concerning related party transactions other than the Operating Agreement, however, we adhere to the requirements of the Operating Agreement when approving all transactions, including those involving certain parties covered by Item 404 of Regulation S-K. This procedure would be followed for all contractual relationships we enter into, including employment agreements, purchase and sale agreements, and compensation agreements.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Our Annual Report to the Securities and Exchange Commission on Form 10-K, including the financial statements and the notes thereto, for the fiscal year ended December 31, 2022, is posted on our website at http://www.dakotaethanol.com/lacp/.

These annual meeting materials are being delivered pursuant to the Internet Availability of Information Statement Materials rules promulgated by the SEC. We will provide each member a printed or e-mail copy of the Information Statement, Ballot and Annual Report on Form 10-K without charge within three business days of receiving a written request. Members should direct any requests for a printed or e-mail copy of the annual meeting materials as follows: (i) by calling our office at (605) 483-2676 or toll free at (888) 539-2676; (ii) by written request directed to Rob Buchholtz, Chief Financial Officer, Lake Area Corn Processors, P.O. Box 100, Wentworth, South Dakota 57075; (iii) by e-mail to Investor Relations at investor-relations@dakotaethanol.com; or (iv) on our website at http://www.dakotaethanol.com/lacp/ on or before April 10, 2023, to facilitate timely delivery. We will provide each member a copy of the exhibits to the Annual Report on Form 10-K upon written request and payment of specified fees. The 2022 Annual Report on Form 10-K complete with exhibits and the Information Statement are also available from the SEC at 6432 General Green Way, Mail stop 0-5, Alexandria, VA 22312-2413, by e-mail at foiapa@sec.gov or fax at (703) 914-2413 or through the EDGAR database available from the SEC's internet site (www.sec.gov).

The Securities and Exchange Commission has approved a rule governing the delivery of annual disclosure documents. The rule allows the Company to send a single Notice of Internet Availability of Information Statement Materials to any household at which two or more members reside unless the Company has received contrary instructions from one or more member(s). This practice, known as "householding," is designed to eliminate duplicate mailings, conserve natural resources and reduce printing and mailing costs. Each member will continue to receive a separate ballot. If you wish to receive a separate Notice of Internet Availability of Information Statement Materials than that sent to your household, either this year or in the future, you may contact the Company by telephone at (605) 483-2676 or toll free at (888) 539-2676; by e-mail at investor-relations@dakotaethanol.com; or by written request directed to Rob Buchholtz, Chief Financial Officer, Lake Area Corn Processors, P.O. Box 100, Wentworth, South Dakota 57075 and the Company will promptly send you a separate Notice of Internet Availability of Information Statement Materials. If members of your household receive multiple copies of our Notice of Internet Availability of Information Statement Materials, you may request householding by contacting the Company by telephone at (605) 483-2676 or toll free at (888) 539-2676 or by written request directed to Rob Buchholtz, Chief Financial Officer, Lake Area Corn Processors, P.O. Box 100, Wentworth, South Dakota 57075.

MEMBER PROPOSALS AND MANAGER NOMINATIONS

In order to be considered for inclusion in next year's information statement, member proposals must be submitted in writing to us by November 10, 2023. Manager nominations must be made on a Manager Nomination Petition and submitted to us by January 1, 2024, unless we notify the members of a different deadline. We suggest that proposals for the 2024 annual meeting of members and manager nominations be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2024 annual meeting of members without including such proposal in our information statement, must provide us notice of such proposal no later than January 24, 2024. We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If we do not receive notice of a member proposal intended to be submitted to the 2024 annual meeting by January 24, 2024, such proposal will not be presented to the members at the 2024 annual meeting.

CODE OF ETHICS

All of our managers, officers, and employees, are required to comply with our Code of Ethics adopted by the Board in 2003. A copy of the Code of Ethics can be obtained without charge by writing to us at the following address:

Investor Relations
Lake Area Corn Processors
46269 SD Hwy 34
P.O. Box 100
Wentworth, South Dakota  57075

Amendments and modifications to, and waivers of, the Code of Ethics, will be promptly disclosed to the members, to the extent required under the Exchange Act, on a current report on Form 8-K.

CLASS A MEMBER BALLOT

LAKE AREA CORN PROCESSORS, LLC
2023 Annual Meeting

By signing below, I certify that:

I am either the owner or the authorized representative of the owner of Class A Capital Units of Lake Area Corn Processors, LLC, and have full power and authority to vote such capital units; and

I vote such capital units on the following matters as set forth below.

PROPOSAL ONE: MANAGER ELECTION. Please place an X in the box next to the nominees for whom you wish to vote. You may vote for three (3) nominees.

	For	Withhold

Wayne Backus	☐	☐

Todd Brown	☐	☐

Marty Thompson	☐	☐

PROPOSAL TWO: EXECUTIVE COMPENSATION CALLED SAY-ON-PAY.

THE BOARD RECOMMENDS THAT YOU VOTE FOR ENDORSEMENT OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS.

For	Withhold	Abstain
☐	☐	☐

PROPOSAL THREE: FREQUENCY OF SAY-ON-PAY VOTE.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE FREQUENCY OF THE SAY-ON-PAY VOTE EVERY THREE YEARS.

Every Year	Every Two Years	Every Three Years	Abstain
☐	☐	☐	☐

Ballots must be RECEIVED by 5:00 p.m. local time on Monday, April 17, 2023 at our office, either by mail, fax or e-mail or hand delivered in person to the 2023 Annual Meeting in order to be valid. You may fax the ballot to the Company at (605) 483-2681, mail it to us at P.O. Box 100, Wentworth, South Dakota 57075 or scan and e-mail the ballot to Investor Relations at investor-relations@dakotaethanol.com.

Date: _________________
Signature __________________________________________ Print Name

Date: _________________
Signature __________________________________________ Print Name
PLEASE NOTE: If membership units are jointly owned, such as joint ownership between a husband and wife, both joint owners must sign the ballot for it to be valid.